SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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SPIRE CORPORATION

(Name of Registrant as Specified in Its Charter)

SPIRE CORPORATION

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Spire Corporation

One Patriots Park

Bedford, Massachusetts 01730-2396

NOTICE OF SPECIAL MEETING IN LIEU OF

2005 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the Special Meeting in Lieu of 2005 Annual Meeting of Stockholders (“Meeting”) of Spire Corporation (“Company”) will be held at Spire Corporation, One Patriots Park, Bedford, Massachusetts, on Tuesday, May 17, 2005, at 10:00 a.m., to consider and act upon the following:

1.	To fix the number of directors at eight and to elect seven directors to serve for one year, leaving one vacancy; and

2.	To transact such other business as may properly come before the Meeting.

Stockholders owning Company shares at the close of business on March 31, 2005, are entitled to receive notice of and to vote at the Meeting.

All stockholders are cordially invited to attend the Meeting.

By Order of the Board of Directors,

Michael W. O’Dougherty

Clerk

Bedford, Massachusetts

April 13, 2005

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING AND IN ORDER TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

Spire Corporation

One Patriots Park

Bedford, Massachusetts 01730-2396

PROXY STATEMENT

Special Meeting in Lieu of

2005 Annual Meeting of Stockholders

May 17, 2005

The Board of Directors of Spire Corporation is soliciting proxies for the Special Meeting in Lieu of 2005 Annual Meeting of Stockholders (“Meeting”). This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Meeting. The Meeting will be held on Tuesday, May 17, 2005. This Proxy Statement, proxy card and the 2004 Annual Report and Form 10-KSB are being mailed to the stockholders on or about April 13, 2005.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

Spire Corporation’s By-Laws provide for a minimum of three directors with the exact number to be voted on by the stockholders at the Meeting. The Board of Directors has recommended for this Meeting that the number of directors be fixed at eight and has nominated seven persons for election as directors as noted below, leaving one vacancy. Each director will hold office until the next Annual Meeting of Stockholders (or Special Meeting in Lieu of Annual Meeting of Stockholders) and until his successor is duly elected by the stockholders.

Unless otherwise instructed, the persons named in the proxy will vote to fix the number of directors at eight and to elect the seven nominees named below as directors, leaving one vacancy. Although the Board does not contemplate that any of the nominees will be unavailable to serve as a director, should any unexpected vacancies occur, the enclosed proxy will be voted for such substituted nominees, if any, as may be designated by the Board. In no event will the proxy be voted for more than seven directors.

All of the nominees are currently directors. Set forth below is information about each nominee:

Name	Age	Position with Company	Director Since
Udo Henseler	65	Director and Chairman, Audit Committee	1992
David R. Lipinski	53	Director	2001
Mark C. Little	43	Director and Chief Executive Officer, Spire Biomedical	2004
Roger G. Little	64	Chairman of the Board, Chief Executive Officer and President	1969
Michael J. Magliochetti	41	Director and Member, Audit Committee	2002
Guy L. Mayer	53	Director and Chairman, Compensation Committee	2001
Roger W. Redmond	51	Director and Member, Compensation Committee	1991

Udo Henseler, Ph.D., is CEO and Chairman of eGene, Inc., a publicly-traded biotechnology company in the business of developing, manufacturing and globally marketing instrumentation and associated consumables for the genotyping market. eGene emerged from a merger of BioCal Technology Inc. where Dr. Henseler also served as CEO and Director. From April 2002 to October 2002, Dr. Henseler was the principal of MSI Management Services International (a privately owned company initiated in 1994). MSI provided services related to raising capital for emerging biotechnology firms, and providing executives to perform contract CEO, CFO and business development tasks in domestic and international settings. From 1999 to June 2002, Dr. Henseler was a director and from June 2001 to March 2002, he was the Executive Vice President and CFO of ChemoKine Therapeutics Corporation, a biopharmaceutical company with products for use in patients with cancer and multiple sclerosis. From April 2000 to June 2001, he was Senior Vice President and CFO of Isotag Technology, Inc., which develops, manufactures and markets biotechnology identification products and services. From 1996 to 2000, he was Vice President and CFO of Qualicon Inc., a DuPont company. Qualicon is a developer and manufacturer of analytical instruments for testing of biologically derived products. Dr. Henseler earned a B.A. from the Academy of Commerce and Administration, Cologne, Germany, and Master’s and Ph.D. degrees from the Claremont Graduate University in Claremont, California. Dr. Henseler is also a Certified Public Accountant.

David R. Lipinski is currently Assistant Vice President, Business Development Group of Fifth Third Bank. Previously from August 2003 to May 2004, Mr. Lipinski was Vice President of Corporate Development of Spire Corporation and from August 2003 until November 2003, he was Chief Financial Officer. Previously, from 2002 to August 2003, he was an independent consultant in corporate finance and strategic business development. From 2000 to 2002, he was the Vice President for Corporate Development of Stratos Lightwave, Inc., a manufacturer of optoelectronic components and interconnection products used in optical communications and data networking. Prior to the initial public offering “carve-out” of Stratos Lightwave from Methode Electronics in 2000, he was from 1996 to 2000 Executive Director for Corporate Development for Methode Electronics, a manufacturer of optical and electronic interconnection components, switches and controls used in communications, data networking, consumer electronics and automotive applications. Mr. Lipinski is a director of Optelecom, Inc., a manufacturer of voice, video and data communications modules. He is a registered Professional Engineer licensed in Illinois and a Chartered Financial Analyst. He holds a B.S. in Physics from the United States Naval Academy and an M.B.A. from the University of New Haven. Mr. Lipinski is a retired Captain of the U.S. Naval Reserve.

Mark C. Little joined the Company in 1994 as Medical Device Engineer. He was named Assistant General Manager, Biomedical, in March 1999; General Manager, Spire Biomedical, in January 2000; Vice President and General Manager, Spire Biomedical in November 2000; and Chief Executive Officer, Spire Biomedical in June 2001. He holds a B.A. from Flagler College. Mark Little is the son of Roger G. Little.

Roger G. Little was the founder of Spire Corporation in 1969, and has been Chairman of the Board of Directors, Chief Executive Officer and President of the Company. He has served on many committees and advisory boards related to small business innovative research, the transfer and commercialization of technology, the worldwide growth of the photovoltaics industry, and the development of sound renewable energy policies. Mr. Little holds a B.A. in Physics from Colgate University and a M.Sc. in Physics from the Massachusetts Institute of Technology. Roger Little is the father of Mark C. Little.

Michael J. Magliochetti, Ph.D., is currently President, CEO and Director of Rehab Medical Holdings, Inc., a company focused in orthopedics and related businesses. Previously, from 2000 to 2003, he was President, CEO, and Director of Hema Metrics Corporation, a private medical technology company specializing in blood monitoring and diagnostic products for dialysis. From 1994 to 2000, Dr. Magliochetti was Chief Operating and Technical Officer, then President, CEO and Director of UroSurge Corporation, a company specializing in products for the urology market. He holds B.S. and Ph.D. degrees in Chemical Engineering from Northeastern University and the University of Massachusetts at Amherst, respectively, and a High Technology M.B.A. from Northeastern University.

Guy L. Mayer is currently CEO and Director of Tutogen Medical, Inc., a leading manufacturer of sterile biological implant products made from human (allograft) and animal (xenograft) tissue. From 2001 to

November 2004, Mr. Mayer served as Chairman and CEO of VisEn Medical, Inc., a private biotechnology company focused on molecular imaging technologies. Prior to VisEn, he was from 1998 to 2001 President and CEO of ETEX Corporation, a private biomedical company based in Cambridge, Massachusetts. Mr. Mayer is a 1974 graduate of the University of Ottawa.

Roger W. Redmond is currently Partner, Chief Investment Officer of Stillwater Investment Management, LLC, an independent, registered investment advisory firm. Previously from January 2002 to July 2004, Mr. Redmond was Senior Vice President of Windsor Financial Group, LLC, an investment advisor firm. From June 1999 to December 2001, Mr. Redmond was a managing director of Goldsmith, Agio, Helms and Company, a private investment banking firm specializing in representing sellers of private, public and closely held companies. He was designated a Chartered Financial Analyst in 1988. Mr. Redmond holds a B.S. in Chemistry from the University of Arizona and an M.B.A. in Finance from the University of Minnesota.

The Board of Directors recommends a vote “FOR” fixing the number of directors at eight and for electing the seven nominees listed above, leaving one vacancy.

MEETINGS AND COMMITTEES OF THE BOARD

The Board of Directors of the Company held four meetings during 2004. Each director then serving attended 75% or more of such Board meetings and at least 75% of the meetings of the committee(s) of which he is a member, if any. The table below describes the Board’s committees.

Committee Name	Members	Number of Meetings in 2004	Principal Functions
Audit Committee	U. Henseler M. Magliochetti	8

•       Oversee the Company’s auditing, accounting and financial reporting processes.

•       Appoint, compensate, evaluate and, where appropriate, replace independent accountants.

•       Oversee the Company’s compliance with tax, legal and regulatory requirements.

•       Review annually the Audit Committee charter.

Compensation Committee	G. Mayer R. Redmond	3

•       Oversee and evaluate the Company’s compensation programs and compensation of its executives.

•       Annually determine Chief Executive Officer’s base salary and payments under the annual incentive bonus program and long-term deferred compensation plan.

•       Recommend or approve other executive officers’ compensation, including annual performance objectives.

•       Recommend to the full Board of Directors compensation of Directors.

The Company’s Board of Directors has determined that Dr. Henseler, Chairman of the Audit Committee, is an “audit committee financial expert” within the meaning of applicable regulations of the Securities and Exchange Commission and is independent, as independence for the Audit Committee members is defined in the listing standards for the Nasdaq Stock Market; and based on Dr. Henseler’s business experience, as described on Page 1 of this Proxy Statement. The Board of Directors has also determined that both members of the Audit Committee are “independent” within the meaning of applicable regulations of the Securities and Exchange Commission.

The Company does not currently have a standing nominating committee or a charter for the nomination process. Nominees for directors are recommended for the Board’s selection by a majority of the independent directors as independence is defined in the listing standards for the Nasdaq Stock Market. The Board of Directors has also determined that Drs. Henseler and Magliochetti and Messrs. Mayer and Redmond are “independent” within the meaning of applicable regulations of the Securities and Exchange Commission. In March 2005, the Company adopted a Board resolution addressing the nominations process which provides substantially as follows:

1.	A majority of the independent directors (the “Majority”) shall identify individuals believed to be qualified as candidates to serve on the Board and shall recommend that the Board select the candidates for all directorships to be filled by the Board or by the shareholders at an annual or special meeting. In identifying candidates for membership on the Board, the Majority shall take into account all factors it considers appropriate, which may include strength of character, mature judgment, relevant skills and the extent to which the candidate would fill a present need on the Board.

2.	The Majority shall conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates and, in that connection, shall have sole authority to retain any search firm to be used to assist it in identifying candidates to serve as directors.

3.	The Majority shall review and make recommendations, as it deems appropriate, regarding the size and composition of the Board in order to ensure that the Board has the requisite expertise and that its membership consists of persons with sufficiently diverse backgrounds.

4.	Stockholders who wish to recommend director candidates should communicate names of such candidates, with relevant information on their qualifications, to the Clerk, at the address on the first page of this Proxy Statement. The Clerk will forward copies of such stockholder recommendations to the independent directors for their consideration.

As indicated above, the independent directors will consider candidates for director recommended by stockholders of the Company. The procedures for submitting stockholder recommendations are explained below under “Stockholder Proposals” beginning on Page 14.

STOCKHOLDER COMMUNICATIONS TO THE BOARD

Stockholders may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-employee directors as a group, by the following means:

Mail: Spire	Corporation

One Patriots Park

Bedford, MA 01730-2396

Attn: Board of Directors

Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. The Company will initially receive and process communications before forwarding them to the addressee. The Company generally will not forward to the directors a stockholder communication that it determines to be primarily commercial in nature or relates to an improper or irrelevant topic, or that requests general information about the Company.

COMPLIANCE WITH SECTION 16(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such reports furnished to the Company or written or oral representations that no other reports were required, the Company believes that during 2004, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except Udo Henseler, director, made a late filing of a Form 4 covering the disposition of shares; and Michael J. Magliochetti, director, made late filings of a Form 4 covering a non-incentive stock option grant for each of the quarters ended June 30, 2004 and September 30, 2004.

OWNERSHIP OF SECURITIES

The following table below shows how the Company’s common stock is owned by the directors and executive officers named in the Summary Compensation Table under “Compensation of Officers and Directors” and by owners of more than 5% of the Company’s outstanding common stock as of March 1, 2005. Each person or entity, except Leviticus Partners, L.P., maintains a mailing address c/o Spire Corporation, One Patriots Park, Bedford, Massachusetts 01730-2396.

Amount and Nature of Beneficial Ownership

Name	Number of Shares Owned (1)	Right to Acquire (2)	Percent of Common Stock (3)(4)
Udo Henseler	—	10,000	*
Stephen J. Hogan	20,000	65,000	1.2%
Rodger W. LaFavre	—	45,000	*
David R. Lipinski	1,200	7,500	*
Mark C. Little	92,620	36,750	1.9%
Roger G. Little (5)	2,361,045	—	34.4%
Michael J. Magliochetti	—	5,000	*
Guy L. Mayer	—	7,500	*
Roger W. Redmond	—	17,500	*
Leviticus Partners, L.P. 30 Park Avenue, Suite 12F New York, NY 10016 (6)	447,416	N/A	6.5%
Spire Corporation 401(k) Profit Sharing Plan (7)	282,667	N/A	4.1%
Directors and officers as a group (11 persons on March 1, 2005 including those named above)	2,487,365	206,750	39.3%

*	Less than 1%

(1)	Includes shares for which the named person:
•	has sole voting and investment power, or
•	has shared voting and investment power with his spouse, unless otherwise indicated in the footnotes.

Excludes shares that may be acquired through stock option exercises.

(2)	Shares that can be acquired through stock option exercises through April 30, 2005.

(3)	Based on 6,856,616 shares of Common Stock outstanding as of March 1, 2005. Shares of Common Stock which an individual or group has a right to acquire within 60 days are deemed to be outstanding for purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person shown on the table.

(4)	Beneficial stock ownership shown for employees excludes in all cases shares of Common Stock that may be held by the Spire Corporation 401(k) Profit Sharing Plan on behalf of such employees.

(5)	Includes 2,332,145 shares of Common Stock held in a Trust of which Mr. Little is the primary beneficiary. Mr. Little is the Chairman of the Board, Chief Executive Officer and President of the Company.

(6)	For purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Leviticus Partners, L.P. may be deemed to be the beneficial owner of the aggregate amount of 425,200 shares.

For purposes of Rule 13d-3 under the Exchange Act, Parameter Partners, LLC may be deemed to be the beneficial owner of the aggregate amount of 22,216 shares.

AMH Equity, LLC is the general partner of Leviticus Partners, L.P. and for purposes of Rule 13d-3 under the Exchange Act, AMH may be deemed to be the beneficial owner of the aggregate amount of 447,416 shares. AMH disclaims any beneficial ownership of such shares.

Adam Hutt is the controlling person of AMH Equity, LLC and for purposes of Rule 13d-3 under the Exchange Act, Mr. Hutt may be deemed to be the beneficial owner of the aggregate amount of 447,416 shares. Mr. Hutt disclaims any beneficial ownership of such shares.

Leviticus Partners, L.P. has sole voting and dispositive power of its shares and Parameter Partners, LLC has sole voting and dispositive power of its shares. AMH and Adam Hutt disclaim beneficial ownership of the shares.

Leviticus Partners, L.P. purchased the shares for investment purposes. All information relating to beneficial ownership of Common Stock jointly filed by Leviticus Partners, L.P., a Delaware limited partnership, AMH Equity, LLC, a New York limited liability company, Adam Hutt, a natural person and Parameter Partners, LLC, a Delaware limited liability company (each a reporting person and collectively the reporting persons) is taken from the Schedule 13D/A dated December 11, 2004 and filed by Leviticus Partners, L.P. with the Securities and Exchange Commission.

(7)	The Plan was established in 1985. On April 1, 2004, Spire Corporation appointed Riggs Bank N.A. as Trustee to hold and administer the Plan assets as a directed Trustee pursuant to the terms of the Trust Agreement between Spire Corporation and Riggs Bank N.A. as Trustee. Riggs Bank, N.A. disclaims beneficial ownership of shares held by the Plan.

EXECUTIVE OFFICERS

The following table provides information on the executive officers of the Company. All the executive officers have been elected to serve until the Board meeting following the next annual meeting of stockholders (or Special Meeting in Lieu thereof) and until their successors have been elected and qualified.

Name	Age	Position
Stephen J. Hogan	53	Executive Vice President and General Manager, Spire Solar
Rodger W. LaFavre	55	Chief Operating Officer
Mark C. Little	43	Chief Executive Officer, Spire Biomedical
Roger G. Little	64	Chairman of the Board, Chief Executive Officer and President
James F. Parslow	40	Chief Financial Officer
Gregory G. Towle	40	Financial Controller and Treasurer

Stephen J. Hogan joined the Company in 1984 as Manager, Process Development. He was named Sales Manager, Photovoltaic Equipment, in 1988; Manager, Engineering and Manufacturing in 1990; Director of Photovoltaic Business Development in March 1997; Vice President and General Manager, Photovoltaics, in November 1997; and Executive Vice President and General Manager, Spire Solar in November 2000.

Rodger W. LaFavre joined the Company in 2000 as Vice President, Utility Marketing of Spire Solar Operations. He was named Vice President and Chief Financial Officer of Spire Solar in June 2002, and Chief Operating Officer of Spire Solar in November 2002 and Chief Operating Officer of Spire Corporation on February 11, 2005. Prior to joining Spire, Mr. LaFavre was Vice President of Stone & Webster Engineering Corporation, a worldwide engineering and construction company, where he was responsible for business development, corporate planning and the Asia subsidiary.

Mark C. Little is Chief Executive Officer, Spire Biomedical. His business experience is summarized on Page 2.

Roger G. Little has a five-year employment contract with the Company effective as of January 1, 2002. See “Compensation of Officers and Directors—Employment Contracts, Termination of Employment and Change-in-Control Arrangements”. His business experience is summarized on Page 2.

James F. Parslow was elected Chief Financial Officer effective April 1, 2004. Prior to joining Spire, Mr. Parslow was an independent financial consultant. During 2002, Mr. Parslow served as Controller of Fairmarket, Inc. (now Dynabazaar, Inc.), an Internet-based auction services and loyalty marketing public company. From 1998 to 2002, he was Vice President, Finance and Administration of Thermo Power Corporation, a multi-national former public subsidiary of Thermo Electron Corporation that manufactured, marketed and serviced intelligent traffic-control systems, industrial refrigeration equipment and cogeneration systems. Mr. Parslow is a Certified Public Accountant.

Gregory G. Towle rejoined the Company in June 2002 as the Financial Controller and Treasurer. Prior to rejoining Spire, Mr. Towle was the Assistant Controller at Integrated Development Enterprise, Inc., an early stage software company that managed the process of new product development over the Internet. Before joining IDe, Mr. Towle was the Corporate Accounting Manager at Cerulean Technology (later acquired by Aether Systems), a leading global supplier of wireless mobile software applications and services. From 1988 to 1996, Mr. Towle worked at Spire in several capacities within the finance area.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company subleases 74,000 square-feet in a building from Mykrolis Corporation, who in turn leases the building from a Trust of which Roger G. Little, Chairman of the Board, Chief Executive Officer and President of the Company, is sole trustee and principal beneficiary. The Company believes that the terms of the third-party sublease are commercially reasonable. The 1985 sublease originally was for a period of ten years, was extended for a five-year period expiring on November 30, 2000 and was further extended for a five-year period expiring on November 30, 2005. The agreement provides for minimum rental payments plus annual increases linked to the consumer price index. Rent expense under this sublease for the year ended December 31, 2004 was $1,151,000. In connection with this sublease, the Company is invoiced and pays certain trust-related expenses, including building maintenance and insurance. The Company invoices the Trust on a monthly basis and the Trust reimburses the Company for all such costs. No amounts were due from the Trust as of December 31, 2004.

Also in conjunction with the acquisition of Bandwidth by the Company, SPI-Trust, a Trust of which Roger G. Little, Chairman of the Board, Chief Executive Officer and President of the Company, is sole trustee and principal beneficiary, purchased from Stratos (Bandwidth’s former owner) the building that Bandwidth occupies in Hudson, New Hampshire for $3.7 million. Subsequently, the Company entered into a lease for the building (90,000 square feet) with SPI-Trust whereby the Company will pay $4.1 million to the SPI-Trust over an initial five year term expiring in 2008 with a Company option to extend for five years. In addition to the rent payments, the lease obligates the Company to keep on deposit with SPI-Trust the equivalent of three months rent ($168,750 as of December 31, 2004.) The lease agreement does not provide for a transfer of ownership at any point. Interest costs were assumed at 7%. For the twelve months ended December 31, 2004, interest expense was approximately $213,000.

Edward D. Gagnon, General Manager of the Company’s subsidiary, Bandwidth Semiconductor, LLC, is a son-in-law of Roger G. Little, Chairman of the Board, Chief Executive Officer and President of the Company. For the year ended December 31, 2004, Mr. Gagnon received total cash compensation of $136,558 plus incentive stock options for 25,000 shares of Spire Common Stock at an exercise price of $4.32 per share.

COMPENSATION OF OFFICERS AND DIRECTORS

This table describes the cash compensation paid to all the executive officers of the Company who were serving as executive officers on December 31, 2004 and whose total annual compensation exceeded $100,000 for the year ended December 31, 2004:

Summary Compensation Table

	Annual Compensation				Long Term Compensation
Name & Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)	Securities Underlying Options (#)	All Other Compensation ($)(2)
Stephen J. Hogan Exec. VP & GM, Spire Solar	2004 2003 2002	$137,154 135,000 125,446	$2,673 2,596 2,596	— — —	— — 20,000	$1,242 1,242 1,242

Rodger W. LaFavre COO	2004 2003 2002	$132,100 130,115 111,508	$2,060 1,500 1,500	— — —	— — 10,000	$2,322 823 —

Mark C. Little CEO, Spire Biomedical	2004 2003 2002	$137,181 133,462 110,654	$2,674 42,596 40,000	— — —	— — 40,000	$540 540 540

Roger G. Little Chairman of the Board, CEO & President	2004 2003 2002	$203,732 208,462 204,212	$14,660 65,538 —	— — —	— — —	$3,564 3,564 3,564

(1)	In 2004, 2003 and 2002, the Company paid all employees a holiday bonus. In both 2003 and 2002, Mr. Mark Little received a $40,000 bonus for efforts in closing a significant transaction. In 2004 and 2003, Mr. Roger Little received bonuses of $10,500 and $61,500, respectively, as a percentage of his annual incentive bonus program for the years ended December 31, 2003 and 2002, respectively.

(2)	Includes premiums on term life insurance policies provided to all executive officers.

Stock Options

During 2004, there were no stock options granted to executive officers of the Company who were shown on the Summary Compensation Table.

The following numbers of options have been granted to the following individuals or groups under the Company’s 1996 Equity Incentive Plan (“Incentive Plan”) and are outstanding as of March 1, 2005:

Name	Position	Options Outstanding
Stephen J. Hogan	Executive Vice President and General Manager, Spire Solar	75,000
Rodger W. LaFavre	Chief Operating Officer	50,000
Mark C. Little	Chief Executive Officer, Spire Biomedical	56,750
Roger G. Little	Chairman of the Board, Chief Executive Officer and President	—
All current executive officers as a group		221,750
All current directors who are not executive officers as a group		76,250
All employees who are not executive officers as a group		401,622

The following table provides information about option exercises in 2004 by Mr. Hogan and the value of unexercised options held as of December 31, 2004 by Messrs. Hogan, LaFavre and Mark Little (no options were held by Roger Little):

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End Exercisable/Unexercisable
Stephen J. Hogan	20,000	$70,360	65,000 / 10,000	$96,350 / $4,900
Rodger W. LaFavre	—	—	45,000 / 5,000	$16,850 / $2,450
Mark C. Little	—	—	36,750 / 20,000	$37,737 / $9,800

The table below describes the securities authorized for issuance under the Incentive Plan as of March 1, 2005:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	707,697	$3.82	541,727
Equity compensation plans not approved by security holders	—	—	—

Total	707,697	$3.82	541,727

Directors’ Compensation

Spire Corporation does not pay its directors who are also officers of the Company any additional compensation for services as directors. In 2004, the compensation for non-employee directors included the following:

•	Cash Board meeting attendance fee of $1,000 per meeting attended either in person or by telephone;

•	Non-incentive stock options under the Incentive Plan for 1,250 shares, vesting at the rate of 25% per year, for each Board meeting attended either in person or by telephone, with the awards being for one meeting per quarter and four quarterly meetings per year;

•	Cash meeting attendance fee of $500 for each formal meeting of the Audit Committee and of the Compensation Committee attended either in person or by telephone, with the payments subject to an annual maximum of $5,000 per member of each such Committee;

•	No additional compensation when committee meeting is held in conjunction with a Board meeting;

•	$6,000 annual retainer for all directors, payable quarterly;

•	$2,000 annual retainer for the Chairmen of the Audit and Compensation Committees, payable quarterly;

•	$1,000 annual retainer for members of the Audit and Compensation Committees, payable quarterly; and

•	Expense reimbursement for all reasonable expenses incurred in attending meetings and tending to Spire business.

The following table describes stock options granted during 2004 to non-employee directors of the Company.

2004 Individual Non-Employee Director Grants

Name	Number of Securities Underlying Options Granted (#)		Exercise or Base Price ($/Share)	Expiration Date
Udo Henseler	1,250 1,250 1,250	(1) (2) (3)	$5.74 $4.79 $4.39	6/30/14 9/30/14 12/31/14

David R. Lipinski	1,250	(1)	$5.74	6/30/14
	1,250	(2)	$4.79	9/30/14
	1,250	(3)	$4.39	12/31/14

Michael J. Magliochetti	1,250 1,250 1,250	(1) (2) (3)	$5.74 $4.79 $4.39	6/30/14 9/30/14 12/31/14

Guy L. Mayer	1,250	(1)	$5.74	6/30/14
	1,250	(2)	$4.79	9/30/14
	1,250	(3)	$4.39	12/31/14

Roger W. Redmond	1,250 1,250 1,250	(1) (2) (3)	$5.74 $4.79 $4.39	6/30/14 9/30/14 12/31/14

(1)	The options vest with respect to 312.5 shares in each of 2006, 2007, 2008 and 2009.

(2)	The options vest with respect to 312.5 shares in each of 2006, 2007, 2008 and 2009.

(3)	The options vest with respect to 312.5 shares in each of 2006, 2007, 2008 and 2009.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

The Company has entered into a five-year employment agreement, effective as of January 1, 2002, with Roger G. Little, Chairman of the Board, Chief Executive Officer and President. For 2004 he received the following pursuant to the agreement: a base salary of $216,300, payment in 2005 under an annual incentive bonus program of up to 50% of base salary (depending on attainment of specified performance goals), and payment under a long-term deferred compensation plan in the amount of $250,000. For subsequent years, base salary will be no less than $205,000; and payments under the annual incentive bonus program and long-term deferred compensation plan will be determined annually. The agreement also provides for a Company vehicle for Mr. Little and for life insurance for which he may designate a beneficiary in the face amount of $500,000. Further, the agreement provides for the payment of 12 months’ base salary in the event he is terminated without cause or if he terminates the agreement for “good reason”. The agreement also precludes Mr. Little from competing with the Company during his employment and for a period of one year thereafter, and from disclosing confidential information. On November 18, 2004, Amendment No. One to the Employment Agreement was executed entitling Mr. Little to paid vacations in accordance with the amended regular policy of the Company for the executive officers.

If Mr. Little’s employment is terminated by the Company without cause or by Mr. Little for “good reason” within six months prior to a change-of-control or within one year thereafter, then in lieu of payment of 12 months’ base salary, the Company shall pay Mr. Little in 24 monthly installments a cash severance amount equal to three times his average annual compensation, including base salary and bonuses.

Beginning on January 1, 2004 and continuing on each anniversary of the agreement, the agreement will be automatically extended for an additional year unless the parties have renegotiated the agreement or one of the parties has given the other party notice of non-renewal.

AUDIT COMMITTEE REPORT

Composition

The Audit Committee of the Board of Directors is currently composed of two directors, both of whom satisfy the independence standards for Audit Committee members under the rules of the Nasdaq National Market, and operates under a written charter. In November 2002, the Audit Committee adopted an amended Audit Committee Charter, a copy of which is attached as Appendix A to the Proxy Statement dated April 22, 2003. For 2004, the Committee was composed of Messrs. Henseler, chairman and Magliochetti. The Board intends to appoint a third member of the Audit Committee at the Board meeting following the Meeting in Lieu of Annual Meeting of Stockholders in May 2005.

Responsibilities

The responsibilities of the Audit Committee include engaging an accounting firm to serve as Spire’s independent auditors. Management is responsible for Spire’s internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of Spire’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to oversee these processes and Spire’s internal controls. The Audit Committee does not prepare or audit the Company’s financial statements or certify their accuracy.

Review with Management and Independent Accountants

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that Spire’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, “Codification of Statements on Auditing Standards, AU §380.”

Spire’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent auditors, Vitale, Caturano & Company, Ltd. (“VCC”), the firm’s independence.

Summary

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management, and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Spire’s Annual Report on Form 10-KSB for the year ended December 31, 2004, as filed with the Securities and Exchange Commission.

This report is submitted by the Audit Committee.

Udo Henseler, Chairman

Michael J. Magliochetti

DISCLOSURE OF PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents aggregate fees billed to the Company for professional services rendered by (a) Vitale, Caturano & Company, Ltd. (“VCC”) for each of the last two years ended December 31, 2004, when it became the Company’s principal auditor, and for the review of financial statements included in the Company’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003, and by (b) its former auditor when it was the Company’s principal auditor, and for the review of financial statements included in the Company’s Quarterly Reports on Form 10-QSB for the quarters ended March 31 and June 30, 2003.

	(a) 2004 Fees	(a) 2003 Fees	(b) 2003 Fees
Audit Fees	$147,284	$149,000	$223,500
Audit-Related Fees	—	6,479	208,800
Tax Fees	25,000	21,000	1,500
All Other Fees	—	—	1,365

Total Fees	$172,284	$176,479	$435,165

Audit Fees were for professional services rendered for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Quarterly Reports on Form 10-QSB and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

Audit-Related Fees were for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees”. These services include accounting consultations and audit fees in connection with an acquisition and consultations concerning financial accounting and reporting standards.

Tax Fees were for professional services rendered for federal, state and international tax compliance, tax advice and tax planning.

All Other Fees were for services other than the services reported above and include agreed-upon procedures in 2004.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services.

Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with the pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors of Spire Corporation has engaged Vitale, Caturano & Company, Ltd. (“VCC”) as the Company’s independent public accountants for the current fiscal year. They have served as accountants for the Company since January 7, 2004.

As the Company’s independent public accountants, VCC was engaged to conduct quarterly reviews of the Company; to conduct an audit of the financial statements of the Company for the full year 2004; and to prepare the federal and state tax returns of the Company for the year ended December 31, 2004. The Audit Committee has selected VCC to audit the Company’s books and records for the fiscal year ending December 31, 2005. Representatives of VCC are expected to attend the Meeting in order to respond to questions from stockholders and will have the opportunity to make a statement.

COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors is composed of two independent directors, as defined by the Securities and Exchange Commission rules, and operates under a written charter, a copy which is attached as Appendix B to the Proxy Statement dated April 22, 2003. For 2004, the Committee was composed of Messrs. Mayer, chairman, and Redmond.

PROXIES AND VOTING AT THE MEETING

Each signed and returned proxy will be voted in accordance with any instructions of the stockholder(s) executing the proxy. A proxy signed without instructions will be voted in accordance with the Board’s recommendations. If a stockholder attends the Meeting and votes in person, his or her proxy will not be counted. A signed proxy may be revoked at any time before it is exercised, either in person or by giving written notice of revocation to the Clerk of the Company at the address on the first page of this Proxy Statement.

Each share of Common Stock is entitled to one vote on all matters submitted to the stockholders for approval. No vote may be taken unless a quorum (i.e., a majority of the Common Stock issued, outstanding, and entitled to vote) is present at the Meeting in person or by proxy. The seven nominees for election as directors at the Meeting who receive the greatest number of votes properly cast for the election of directors shall be elected the directors of the Company. Broker non-votes are counted for purposes of determining the presence of a quorum, but are not counted for purposes of determining the result of any vote. Abstentions are counted in determining the presence of a quorum and, therefore, have the effect of a vote against a proposal (by raising the number of affirmative votes required to constitute a majority of the quorum).

The Board has fixed March 31, 2005, as the record date for determining the stockholders entitled to vote at the Meeting. On that date there were 6,856,616 shares of Common Stock issued, outstanding, and entitled to vote. Each share is entitled to one vote.

OTHER MATTERS

The Board knows of no other matters that may come before the Meeting. If any other matters should properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters. Such discretionary authority is conferred by the proxy.

All costs of this solicitation, which is being made principally by mail, but which may be supplemented by telephone or personal contacts by the Company’s directors, officers, and employees without additional compensation, will be borne by the Company. Brokers will be requested to forward proxy soliciting material to the beneficial owners of the stock held in such brokers’ names, and the Company will reimburse them for their expenses incurred in complying with the Company’s request.

In the Company’s filings with the SEC, information is sometimes “incorporated by reference”. This means that the Company is referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC regulations, the Audit Committee Report specifically is not incorporated by reference into any other filings with the SEC.

The Company’s policy is to encourage its Board members to attend the Annual Meeting of Stockholders, and all of the members standing for re-election attended the Special Meeting in Lieu of the 2004 Annual Meeting of Stockholders.

STOCKHOLDER PROPOSALS — 2006 ANNUAL MEETING

In order to be considered for presentation at the 2006 Annual Meeting of Stockholders, and to be included in the proxy statement and form of proxy for that meeting, stockholder proposals must be received by the Company at its corporate offices in Bedford, Massachusetts, no later than December 14, 2005.

Independent directors will consider any director nominees you recommend in writing for the 2006 Annual Meeting if the Clerk receives notice by December 14, 2005, and you are a stockholder of record on the day you provide notice of your recommendation or nomination to the Company and on the record date for determining stockholders entitled to notice of the meeting and to vote. You may also nominate an individual for election as a director at the 2006 Annual Meeting.

In either event, your notice must include the following information for each person you are recommending or nominating for election as a director:

•	the name, age, business address and residence address of the person;

•	the principal occupation or employment of the person;

•	the number of shares of Spire Common Stock which the person owns beneficially or of record; and

•	any other information relating to the person that must be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors under Section 14 of the Exchange Act and its rules and regulations.

In addition, your notice must include the following information about you:

•	your name and record address;

•	the number of shares of Spire Common Stock that you own beneficially or of record;

•	a description of all arrangements or understandings between you and each proposed nominee and any other person or persons, including their names, pursuant to which the nomination is to be made;

•	a representation that you intend to appear in person or by proxy at the meeting to nominate the person or persons named in your notice; and

•	any other information about you that must be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors under Section 14 of the Exchange Act and its rules and regulations.

The notice must include written consent by each proposed nominee to being named as a nominee and to serve as a director if elected. No person will be eligible for election as a director of Spire unless recommended by a majority of independent directors and nominated by the Board or nominated in accordance with the procedures set forth above.

By Order of the Board of Directors,

Michael W. O’Dougherty, Clerk

April 13, 2005

SPIRE CORPORATION

Proxy for Special Meeting in Lieu of 2005 Annual Meeting of Stockholders

May 17, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Roger G. Little and Michael W. O’Dougherty, and either one of them, proxies of the undersigned, with power of substitution, to act for and to vote all shares of Spire Corporation Common Stock owned by the undersigned, upon the matters set forth in the Notice of Meeting and related Proxy Statement at the Special Meeting in Lieu of 2005 Annual Meeting of Stockholders of Spire Corporation, to be held at Spire Corporation, One Patriots Park, Bedford, Massachusetts at 10:00 a.m. on Tuesday, May 17, 2005, and any adjournments thereof. The proxies, and either one of them, are further authorized to vote, in their discretion, upon such other business as may properly come before the Meeting, or adjournments thereof.

(Continued and to be signed on reverse side.)

YOUR SHARES WILL BE VOTED FOR THE FOLLOWING PROPOSAL UNLESS OTHERWISE INDICATED.

PLEASE SIGN, DATE AND RETURN PROMPLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE:    ☒

1.	ELECTION OF DIRECTORS. To fix the number of directors at eight and to elect seven directors, leaving one vacancy, to serve for one year:

☐	FOR ALL NOMINEES
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instruction below)

NOMINEES:

o	Udo Henseler
o	David R. Lipinski
o	Mark C. Little
o	Roger G. Little
o	Michael J. Magliochetti
o	Guy L. Mayer
o	Roger W. Redmond

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐

Signature of Stockholder_________________________________             Date________________

Signature of Stockholder_________________________________             Date________________

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign name by authorized person.